Exhibit 10.22

EXECUTION COPY

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”) is made and entered into as of April 27, 2006 (the “Effective Date”), by and among Sensata Investment Company S.C.A., a société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg (“Luxco”), Sensata Technologies Holding B.V., a private limited liability company incorporated under the laws of the Netherlands (“Dutchco”), Sensata Technologies B.V., a private limited liability company incorporated under the laws of the Netherlands (the “Company”), Bain Capital Partners, LLC, a Delaware limited liability company (“BCP”), Portfolio Company Advisors Limited, a company organized under the laws of England and Wales (“PCA”), Bain Capital, Ltd., a company organized under the laws of England and Wales (“BCL” and together with BCP and PCA, “Bain”), and CCMP Capital Asia Ltd., a corporation organized under the laws of the Cayman Islands (“CCMPA” and together with Bain, the “Advisors”). Certain capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Section 19.

WHEREAS, the Company desires to retain the Advisors with respect to the services described herein.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1. Term. This Agreement shall be in effect for an initial term commencing on the Effective Date and ending on the tenth anniversary of the Effective Date (the “Term”), which Term shall automatically be extended thereafter on a year to year basis unless the Company or Bain provides written notice of its desire to terminate this Agreement to the other and CCMPA at least 90 days prior to the expiration of the Term or any extension thereof. In addition, in connection with the consummation of a Change in Control or the Initial Public Offering, Bain may terminate this Agreement by delivery of written notice of termination to the Company and CCMPA. The provisions of Sections 3(e), 5, 6, and 8 through 19 shall survive any termination of this Agreement.

2. Services. The Advisors shall perform or cause to be performed such services for the Company and/or its subsidiaries as mutually agreed by the Advisors and the Company, which services may include, without limitation, the following:

(a) general executive, management, and consulting services;

(b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company and/or its subsidiaries;

(c) support, negotiation and advice in connection with financing dispositions, mergers, combinations, and change in control transactions and in connection with refinancing of existing indebtedness involving the Company (however structured);

(d) finance functions, including assistance in the preparation of financial projections and monitoring of compliance with financing agreements;

(e) marketing functions, including monitoring of marketing plans and strategies;

(f) human resources functions, including searching and hiring of executives; and

(g) other services for the Company and its subsidiaries upon which the Company and Bain agree, and, if required to be performed by CCMPA, which are reasonably acceptable to CCMPA.

Substantially all advisory services to be rendered by CCMPA shall be rendered in Hong Kong. The Company shall furnish to each Advisor such information that each Advisor reasonably believes appropriate to provide the services to be provided by it hereunder (all such information, the “Information”). The Company acknowledges and confirms that (i) each Advisor will use and rely on the Information in performing the services to be provided by it hereunder and (ii) each Advisor does not assume responsibility for the accuracy or completeness of such Information.

3. Periodic Fees and Expenses.

(a) The Company will pay the Advisors or their respective designees a fee in the aggregate amount of $30,000,000 for services rendered in connection with the debt financing of the transactions (the “Acquisition”) contemplated by the Asset and Stock Purchase Agreement, dated as of January 8, 2006, between Texas Instruments Incorporated and S&C Purchase Corp. Such fee shall be allocated between the Advisors in accordance with each Advisor’s Fee Allocation Percentage. Each Advisor’s allocated portion of such fee will be payable to such Advisor or its designee by wire transfer of immediately available funds on the Effective Date. In addition, the Company will reimburse each Advisor or its designee, by wire transfer of immediately available funds on the Effective Date, for its reasonable travel expenses and other reasonable out-of-pocket fees and expenses (including the fees and expenses of accountants, attorneys and other advisors retained by such Advisor, subject to the terms of any existing agreement, including the Assignment and Assumption Agreement) incurred in connection with the foregoing and the investigation, negotiation, and consummation of the Acquisition.

(b) During the Term of this Agreement, the Company will pay each Advisor a quarterly advisory fee for each fiscal quarter of the Company (a “Periodic Fee”) equal to the product of (x) $1,000,000 times (y) such Advisor’s Fee Allocation Percentage on the date of payment. Each Advisor’s Periodic Fee will be payable in advance to such Advisor or its designee by wire transfer of immediately available funds on the first business day of the first month of each fiscal quarter. The pro-rated amount of each Advisor’s Periodic Fee for the period commencing on the Effective Date and ending on the last day of the Company’s fiscal quarter ending on or about June 30, 2006 will be payable by wire transfer of immediately available funds on the Effective Date.

(c) The Company will reimburse each Advisor for such reasonable travel expenses and other reasonable out-of-pocket fees and expenses (including the fees and expenses of accountants, attorneys and other advisors retained by such Advisor) as may be incurred by such Advisor and its partners, members, employees or agents in connection with the rendering of services pursuant to this Agreement. Such expenses will be reimbursed by wire transfer of immediately available funds promptly upon the request of such Advisor (but in any case no later than five business days following such request) and will be in addition to any other fees or amounts payable to such Advisor pursuant to this Agreement. Unless requested by the Company, in no event shall any Advisor submit its expenses to the Company more often than monthly.

(d) The Company will deliver to (or pay on behalf of) Luxco or Dutchco, as applicable, such funds as necessary for Luxco and Dutchco to satisfy all expense reimbursement and indemnification obligations owed to its Securityholders and directors pursuant to its organizational documents or any securityholders, registration rights, investor rights, or similar agreement.

(e) The Company will pay the Advisors or their designees an aggregate fee (each, a “Subsequent Transaction Fee”) equal to 1% of the aggregate value of each transaction that is completed during the Term (or completed after any termination of this Agreement, if such transaction was contemplated at the time of termination of the Agreement) resulting in a Change in Control, acquisition, disposition or divestiture, spin-off, split-off, or financing (whether debt or equity financing) by or involving the Companies (however structured). Each Advisor shall be entitled to a portion of such Subsequent Transaction Fee equal to the product of (x) the amount of such Subsequent Transaction Fee times (y) such Advisor’s Fee Allocation Percentage at the time of the transaction.

(f) In the event of a termination of this Agreement, the Company shall pay in cash to each of the Advisors (a)(i) all unpaid Periodic Fees, (ii) all unpaid Subsequent Transaction Fees, and (iii) all expenses due under this Agreement with respect to periods prior to the termination date, plus (b) the net present value (using a discount rate equal to the yield as of such termination date on U.S. Treasury securities of like maturity) of the Periodic Fees that would have been payable with respect to the period from the termination date through the tenth anniversary of the Effective Date or, in the case of any extension thereof, through the end of such extension period.

4. Personnel. Each Advisor will provide and devote to the performance of this Agreement such partners, employees and agents of such Advisor as it shall deem appropriate to the furnishing of the services mutually agreed upon by the Company and the Advisors pursuant to Section 2 hereof; it being understood that no minimum number of hours is required to be devoted by any or all of the Advisors on a weekly, monthly, annual, or other basis. Each Advisor may, in its sole discretion, remove, substitute for, or add members to its professional employees made available by it hereunder, from time to time, on the basis of necessity, desirability or otherwise, and any such removal, substitution or addition will not in any way modify or affect any of the obligations of the Company under this Agreement, including, without limitation, its obligation to pay fees and expenses to such Advisor as provided hereunder. The fees and other compensation specified in this Agreement will be payable by the Company regardless of the extent of services requested by the Company pursuant to this Agreement, and regardless of whether or not the Company requests an Advisor to provide any such services. The Company acknowledges that the services of each of the Advisors are not exclusive, and that each of the Advisors will render similar services to other Persons (including with the same partners, employees, and agents thereof as may render services to the Company).

5. Liability. None of the Advisors nor any of their respective Affiliates, nor any of their respective partners, shareholders, directors, officers, members, representatives, employees or agents (collectively, the “Advisor Group”) shall be liable to the Companies or any of their Affiliates or Securityholders or to any other Advisor or any other member of the Advisor Group for any loss, liability, damage or expense (including attorneys’ fees and expenses) (collectively, a “Loss”) arising out of or in connection with the performance of services contemplated by this Agreement. No Advisor makes any representations or warranties, express or implied, in respect of the services provided by any member of the Advisor Group. Except as an Advisor may otherwise agree in writing after the date hereof with respect to itself or its Affiliates: (i) each member of the Advisor Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as the Companies or any of their Affiliates and (B) do business with any client or customer of the Companies or any of their Affiliates; (ii) no member of the Advisor Group shall be liable to the Companies or any of their Affiliates or Securityholders for breach of any duty (contractual or otherwise) by reason of any such activities or of such Person’s participation therein; and (iii) in the event that any member of the Advisor Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Companies or any of their Affiliates or Securityholders on the one hand, and any member of the Advisor Group, on the other hand, or any other Person, no member of the Advisor Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Companies or any of their Affiliates or Securityholders and, notwithstanding any provision of this Agreement to the contrary, the Advisor Group shall not be liable to the Companies or any of their Affiliates or Securityholders for breach of any duty (contractual or otherwise) by reason of the fact that any member of the Advisor Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Companies or any of their Affiliates or Securityholders. In no event will any of the parties hereto be liable to any other party hereto for (i) any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, arising out of this Agreement or the performance of services hereunder, or (ii) in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) arising out of this Agreement or the performance of services hereunder, except as set forth in Section 6 below.

6. Indemnity. The Company and its subsidiaries shall defend, indemnify and hold harmless each member of the Advisor Group from and against any and all Losses arising from any claim by any Person with respect to, or in any way related to, this Agreement (collectively, “Claims”) arising out of or in connection with the performance of services contemplated by this Agreement or otherwise provided by any member of the Advisor Group to, or otherwise in connection with the operation of, Luxco or any of its subsidiaries or Affiliates (whether during or after the Term). The Company and its subsidiaries shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against Luxco, its subsidiaries or any of their Affiliates, or any member of the Advisor Group or in which any member of the Advisor Group may be impleaded with others upon any Claims, or upon any matter, directly or indirectly related to or arising out of this Agreement or the performance hereof by any member of the Advisor Group. If the indemnification provided for above is unavailable in respect of any Losses, then the Company, in lieu of indemnifying any member of the Advisor Group, shall contribute to the amount paid or payable by such member of the Advisor Group in such proportion as is appropriate to reflect the relative fault of Luxco, the Company and their subsidiaries, on the one hand, and such member, on the other hand, in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

7. Independent Contractor. Each of the Advisors and the Company agree that each Advisor shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. No Advisor or any of its partners, members, employees or agents shall be considered employees or agents of the Companies as a result of this Agreement nor shall any of them have authority under this Agreement to contract in the name of or bind the Companies, except as expressly agreed to in writing by the Companies.

8. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given, delivered, and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 8 prior to 5:00 p.m. (New York time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York time) on any business day and at or earlier than 11:59 p.m. (New York time) on such business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

To Luxco:

Sensata Investment Company S.C.A.
5, Parc d’Activité Syrdall
L-5365 Munsbach
Luxembourg
Attention:	Mrs. Ailbhe Jennings
Telephone No.:	352-0-2615-7232
Facsimile No.:	352-0-2615-7222

with a copy (which shall not constitute notice) to Bain and to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60611
Attention:	Jeffrey C. Hammes, P.C.
Matthew E. Steinmetz, P.C.
Jeffrey W. Richards
Telephone No.:	312-861-2000
Facsimile No.:	312-861-2200

To Dutchco:

Sensata Technologies Holding B.V.
c/o Amaco Management Services B.V.
Amsteldijk 166-6
1079 LH Amsterdam
P.O. Box 74120
1070 BC Amsterdam
The Netherlands
Attention: Nienke Vlasman
Telephone No.:	31-20-644-6125
Facsimile No.:	31-20-642-3185

with a copy (which shall not constitute notice) to Bain and to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60611
Attention:	Jeffrey C. Hammes, P.C.
Matthew E. Steinmetz, P.C.
Jeffrey W. Richards
Telephone No.:	312-861-2000
Facsimile No.:	312-861-2200

To the Company:

Sensata Technologies B.V. c/o Amaco Management Services B.V.
Amsteldijk 166-6
1079 LH Amsterdam
P.O. Box 74120
1070 BC Amsterdam
The Netherlands
Attention: Nienke Vlasman
Telephone No.:	31-20-644-6125
Facsimile No.:	31-20-642-3185

with a copy (which shall not constitute notice) to Bain and to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60611
Attention:	Jeffrey C. Hammes, P.C.
Matthew E. Steinmetz, P.C.
Jeffrey W. Richards
Telephone No.:	312-861-2000
Facsimile No.:	312-861-2200
To Bain:

Bain Capital Partners, LLC
745 Fifth Avenue
New York, New York 10151
Attention:	Ed Conard
Paul Edgerley
Stephen M. Zide
Telephone No.:	212-326-9420
Facsimile No.:	212-421-2225

and

Bain Capital, Ltd.
Devonshire House 6th floor, Mayfair Place
London, England W1J 8AJ
Attention:	Walid Sarkis
Telephone No.:	44-20-7514-5252
Facsimile No.:	44-20-7514-5250

and

Portfolio Company Advisors Limited
Devonshire House 6th floor, Mayfair Place
London, England W1J 8AJ
Attention:	Michael Colato
Telephone No.:	44-20-7514-5252
Facsimile No.:	44-20-7514-5250

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60611
Attention:	Jeffrey C. Hammes, P.C.
Matthew E. Steinmetz, P.C.
Jeffrey W. Richards
Telephone No.:	312-861-2000
Facsimile No.:	312-861-2200

To CCMPA:

CCMP Capital Asia Ltd c/o Walkers SPV Limited
Walker House, Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands
Facsimile No.:	345-945-4757

with a copy (which shall not constitute notice) to:

CCMP Capital Asia Pte Ltd
30/F One International Finance Center
1 Harbor View Street
Central, Hong Kong
Attention:	Official Notice Clerk
Facsimile No.:	852-2868-5551

and

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attention:	Douglas C. Freeman, Esq.
Telephone No.:	212-326-2000
Facsimile No.:	212-326-2061

9. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

10. Assignment. No party may assign any obligations hereunder to any other party without the prior written consent of each of the other parties; provided that any Advisor may, without consent of the Company or the other Advisors, assign its rights and obligations under this Agreement to any of its Affiliates.

11. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

12. Entire Agreement. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein.

13. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective unless in writing and executed by the Company and BCP; provided that if any such amendment or waiver reduces the economic benefit to CCMPA or increases CCMPA’s obligations under this Agreement or amends this Section 13, such amendment or waiver shall require CCMPA’s prior consent (but only so long as CCMPA’s Fee Allocation Percentage is greater than zero). No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any other occasion. No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

14. Allocation of Bain Fees. All fees payable to Bain hereunder shall be allocated among BCP, PCA, and BCL as BCP shall direct the Company.

15. Governing Law. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

16. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8 hereof is reasonably calculated to give actual notice.

17. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS

SECTION 17 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

18. Joint and Several Liability. Each obligation described herein of the Companies, as the case may be, shall be a joint and several obligation of the Companies. If requested by any of the Advisors, then the Companies shall cause any of their subsidiaries to sign a counterpart signature page to this Agreement to evidence such joint and several liability. Upon an underwritten registered public offering of capital stock of any subsidiary of the Company, Bain may cause such subsidiary (and its subsidiaries) to be released from joint and several liability for obligations hereunder arising after the closing of such offering, but this Agreement shall continue in full force and be binding on the Companies (other than such subsidiary).

19. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), or (ii) if such Person or other Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to either such Person or an Affiliate thereof; provided, however, in either case that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Securityholders of Luxco (and vice versa).

“Assignment and Assumption Agreement” shall mean that certain Assignment and Assumption Agreement, dated as of March 30, 2006, by and between Bain Capital Fund VIII, L.P. and Asia Opportunity Fund II, L.P.

“Change in Control” shall mean (a) any transaction or series of related transactions in which Affiliates of Bain (whether by merger, sale of securities, recapitalization, or reorganization) dispose of or sell more than 50% of the total voting power or economic interest in Luxco to one or more Independent Third Parties, (b) any transaction or series of related transactions in which Luxco (whether by merger, sale of securities, recapitalization, or reorganization) disposes of or sells more than 50% of the total voting power or economic interest in Dutchco to one or more Independent Third Parties, or (c) a sale or disposition of all or substantially all of the assets of Dutchco and its Subsidiaries on a consolidated basis.

“Companies” shall mean Luxco, Dutchco, the Company, and their respective direct or indirect subsidiaries.

“Fee Allocation Percentage” shall mean, with respect to any Advisor at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate number of Fully Diluted Ordinary Shares owned by such Advisor (if any) and its Affiliates on such date and the denominator of which is the total number of Fully Diluted Ordinary Shares owned by all Advisors (if any) and their Affiliates on such date.

“Fully Diluted Ordinary Shares” shall mean, at any time, the aggregate Ordinary Shares then outstanding, assuming the conversion of all CPECs or other securities convertible into or exchangeable for Ordinary Shares, and the exercise of any and all in-the-money options, warrants, or other rights to purchase or acquire Ordinary Shares or CPECs. For purposes of this definition, (a) “Ordinary Shares” shall mean the ordinary shares of Luxco, par value €1.25 per ordinary share; provided that if any ordinary equity securities of Dutchco or any other subsidiary of Luxco are distributed by Luxco to Luxco’s securityholders in a reorganization, liquidation or similar transaction of Luxco or otherwise, such distributed securities will be Ordinary Shares for purposes of this Agreement, and (b) “CPECs” shall mean the convertible preferred equity certificates, par value €1.25 per certificate, issued by Luxco, and, if applicable, any additional series of convertible preferred equity certificates duly authorized and issued by Luxco from time to time.

“Independent Third Party” shall mean any Person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that, immediately prior to the contemplated transaction or series of related transactions, does not own in excess of 5% of Luxco’ ordinary share capital on a fully-diluted basis, who is not an Affiliate of any such 5% owner of Luxco’ ordinary share capital and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of Luxco’ ordinary share capital.

“Initial Public Offering” shall mean the initial public offering and sale of ordinary shares of Luxco or Dutchco for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended, or equivalent foreign securities laws (other than a registration statement on Form S-4 or S-8 (or any similar or successor form in the United States or any other country)).

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Securityholder” shall mean, with respect to any Person, a current or former owner (whether registered or beneficial) of any capital stock of any Person.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LUXCO:

SENSATA INVESTMENT COMPANY S.C.A.

By:	Sensata Management Company S.A.
Its:	Manager

By:	/s/ Ailbhe Jennings
Name:	Ailbhe Jennings
Its:	Authorized Signatory

DUTCHCO:

SENSATA TECHNOLOGIES HOLDING B.V.

By:	/s/ M.F. Stijger
Name:	Amaco Management Services B.V.
Its:	Managing Director

COMPANY:

SENSATA TECHNOLOGIES B.V.

By:	/s/ M.F. Stijger
Name:	Amaco Management Services B.V.
Its:	Managing Director

Signature Page to Advisory Agreement

ADVISORS:

BAIN CAPITAL PARTNERS, LLC

By:	/s/ Stephen M. Zide
Name:	Stephen M. Zide
Its:	Managing Director

BAIN CAPITAL, LTD.

By:	/s/ Stephen M. Zide
Name:	Stephen M. Zide
Its:	Managing Director

PORTFOLIO COMPANY ADVISORS LIMITED

By:	/s/ Stephen M. Zide
Name:	Stephen M. Zide
Its:	Managing Director

CCMP CAPITAL ASIA LTD

By:	Liu Asia Advisory Company II
Its:	Sole director

By:	/s/ Leo Cheung
Name:	Leo Cheung
Its:	Authorized Signatory

Signature Page to Advisory Agreement